UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000

Reston, VA 20190

(Address of principal executive offices, including zip code)

(571) 730-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Lightbridge Corporation (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 8, 2025. At the Annual Meeting, the Company’s stockholders approved an amendment to the Lightbridge Corporation 2020 Omnibus Incentive Plan (as amended, the “2020 Plan”). The amendment to the 2020 Plan became effective upon stockholder approval and increased the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued thereunder from 2,500,000 shares to 5,000,000 shares, as described under Proposal 3 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 24, 2025 (the “2025 Proxy Statement”), which description is incorporated herein by reference.

The foregoing description of the 2020 Plan is qualified in its entirety by reference to the text of the 2020 Plan, which is set forth in Appendix B to the Company’s 2025 Proxy Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Withdrawal

After the Annual Meeting, the Company redeemed the one outstanding share of the Company’s Series X Preferred Stock, par value $0.001 (the “Series X Preferred Stock”), for an aggregate of $100 paid to the sole holder of the Series X Preferred Stock.  Pursuant to the terms of the Certificate of Designation for the Series X Preferred Stock, upon such redemption, the one previously outstanding share of Series X Preferred Stock was automatically retired and restored to the status of an authorized but unissued share of the Company’s authorized and undesignated preferred stock. On May 8, 2025, the Company filed a Certificate of Withdrawal with the Nevada Secretary of State, which became effective upon filing. The Certificate of Withdrawal withdrew and terminated the effectiveness of the Certificate of Designation for the Series X Preferred Stock, eliminating the previous designation of the Series X Preferred Stock, none of which was outstanding at the time of the filing of the Certificate of Withdrawal.

A copy of the Certificate of Withdrawal is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting virtually on May 8, 2025. At the close of business on March 12, 2025, the record date for the Annual Meeting, 20,885,491 shares of our Common Stock were outstanding and one share of our Series X Preferred Stock was outstanding. At the Annual Meeting, the Company’s stockholders voted: (i) on the election of six director nominees, (ii) on an amendment to the Articles of Incorporation of the Company to increase the authorized shares of Common Stock, (iii) on an amendment to the 2020 Plan to increase the number of shares of Common Stock available for issuance thereunder from 2,500,000 to 5,000,000, (iv) to approve, on an advisory basis, the compensation of the Company’s named executive officers, and (v) on the ratification of BDO USA, P.C. as the Company’s independent registered public accounting firm for fiscal year 2025. The results of the votes are set forth below. The Series X Preferred Stock was only entitled to vote on the proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock.

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Proposal No. 1 - Election of Directors

The following nominees were elected as directors by the votes indicated to serve until the Company’s next annual meeting of stockholders, as set forth in the 2025 Proxy Statement:

Nominee	For	Withheld	Broker Non-Vote
Seth Grae	3,454,606	221,047	6,997,177
Sweta Chakraborty	3,490,592	185,061	6,997,177
Jesse Funches	3,527,616	148,037	6,997,177
Sherri Goodman	3,526,281	149,372	6,997,177
Daniel Magraw	3,506,397	169,256	6,997,177
Mark Tobin	3,528,450	147,203	6,997,177

Proposal No. 2 – Approval of an Amendment to the Articles of Incorporation of the Company

The proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000 was approved by the stockholders by the following vote:

For	Against	Abstain
27,803,240	7,649,144	220,446

There were no broker non-votes for Proposal No. 2.

Proposal No. 3 - Approval of an Amendment to the 2020 Plan

The proposal to amend the 2020 Plan to increase the number of shares of Common Stock available for issuance thereunder from 2,500,000 to 5,000,000 was approved by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Vote
2,596,870	1,009,007	69,776	6,997,177

Proposal No. 4 - Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the 2025 Proxy Statement was approved by the stockholders by the following vote:

For	Against	Abstain	Broker Non-Vote
3,112,588	489,289	73,776	6,997,177

Proposal No. 5 - Ratification of Auditors

The proposal to ratify the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved by the stockholders by the following vote:

For	Against	Abstain
10,444,055	177,914	50,861

There were no broker non-votes for Proposal No. 5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Withdrawal of the Certificate of Designation of the Series X Preferred Stock.
10.1	Lightbridge Corporation 2020 Omnibus Incentive Plan, as amended on May 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: May 9, 2025	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

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